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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



                  Subsidiary                            State of Incorporation
                  ----------                            ----------------------

Fred Meyer Stores, Inc.                                 Delaware
         B&B Stores, Inc.                               Montana
                  B&B Pharmacy, Inc.                    Montana
         CB&S Advertising Agency, Inc.                  Oregon
         Distribution Trucking Company                  Oregon
         FM, Inc.                                       Utah
         FM Holding Corporation                         Delaware
                  Grand Central, Inc.                   Utah
         FM Retail Services, Inc.                       Washington
         Fred Meyer, Inc.                               Washington
         Fred Meyer of Alaska, Inc.                     Alaska
         Fred Meyer of California, Inc.                 California
         Fred Meyer Jewelers, Inc.                      Delaware
                  Merksamer Jewelers, Inc.              California
         Roundup Co.                                    Washington
         JH Properties, Inc.                            Washington

Smith's Food & Drug Centers, Inc.                       Delaware
         Compare, Inc                                   Delaware
         Richie's, Inc.                                 Texas
         Saint Lawrence Holding Company                 Delaware
         Smith's Beverage of Wyoming, Inc.              Wyoming
         Smitty's Supermarkets, Inc.                    Delaware
         Smitty's Equipment Leasing, Inc.               Delaware
         Smitty's Super Valu, Inc.                      Delaware
         Treasure Valley Land Company, L.C.             Idaho
         Western Property Investment  Group, Inc.       California

Q-Acquisition Corp.                                     Washington
FFL Acquisition Corp.                                   Delaware